UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2008

Banks.com, Inc.

(Exact name of Registrant as Specified in Charter)

Florida	001-33074	59-3234205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Kearny Street, Suite 550

San Francisco, CA 94108

(Address of Principal Executive Offices) (Zip Code)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 13, 2008, Banks.com, Inc. (“Banks.com”) issued a press release announcing its financial results for the third quarter ended September 30, 2008 (the “Press Release”). The full text of the Press Release is furnished as Exhibit 99.1 to this Current Report.

The information in this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Banks.com is referencing non-GAAP financial information in both the Press Release and on the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached Press Release. Disclosures regarding definitions of these financial measures used by Banks.com and why Banks.com’s management believes these financial measures provide useful information to investors is also included in the Press Release.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment, Biography, and Employment Agreement

On October 23, 2008, our Board of Directors appointed Daniel M. O’Donnell, currently our President and Chief Executive Officer and the Chairman of our Board of Directors, to also serve as our principal financial officer on an interim basis, effective immediately. The Company issued a press release announcing this appointment on November 13, 2008, a copy of which is furnished as Exhibit 99.1 to this Current Report. We have begun a preliminary search for a new Chief Financial Officer.

Mr. O’Donnell, age 51, has served as our President and Chief Executive Officer and as a director since 2004. Mr. O’Donnell has served as Chairman of our Board since May 2006. From 2002 to 2004, Mr. O’Donnell served as the President and Chief Executive Officer of our wholly-owned subsidiary, Corporate Consulting Services, Inc. (now InterSearch Corporate Services, Inc.). Since 2003, Mr. O’Donnell has also served as the President and Chief Executive Officer of our wholly-owned subsidiary, Walnut Ventures, Inc. From December 1992 until January 2002, Mr. O’Donnell served as the President of Global Financial Services, Inc. Mr. O’Donnell attended Manhattan College in Riverdale, New York. Mr. O’Donnell is the spouse of Kimberly O’Donnell, our Executive Vice President of Human Resources and President of our wholly-owned subsidiary InterSearch Corporate Services, Inc.

The terms of Mr. O’Donnell’s employment with our company were disclosed previously in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 28, 2007, and his employment agreement was filed as an exhibit to the Company’s Form 10-QSB for the quarter ended March 31, 2007 on May 14, 2007. Mr. O’Donnell will not receive any additional compensation for his services as principal financial officer.

Related Party Transactions

Kimberly O’Donnell, the spouse of Mr. O’Donnell, was employed by us during fiscal years 2006, 2007, and 2008 as Executive Vice President of Human Resources and President of InterSearch Corporate Services, Inc. and received or will receive annual compensation of approximately $173,400, $161,460, and $130,000 for fiscal 2006, fiscal 2007, and fiscal 2008, respectively. Total compensation paid to Mrs. O’Donnell for fiscal 2006 and fiscal 2007 was made up of base salary and bonus payments. Effective November 1, 2008, Mrs. O’Donnell’s compensation was modified to a base salary of $75,000 plus commissions. We expect Mrs. O’Donnell to continue to provide services for us in the capacity as Executive Vice President of Human Resources and President of InterSearch Corporate Services, Inc. The Audit Committee ratified the compensation arrangement with Mrs. O’Donnell and continues to monitor this arrangement consistent with our policy regarding approvals of transactions with related persons.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit Number	Description
99.1	Press Release dated November 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2008	BANKS.COM, INC.

	By:	/s/ Daniel M. O’Donnell
	Name:	Daniel M. O’Donnell
	Title:	President and Chief Executive Officer
(Principal Executive Officer)